EXHIBIT (5)

             [HASKELL SLAUGHTER YOUNG & REDIKER, L.L.C. LETTERHEAD]





                                November 19, 2001

HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama 35243

Attention:  Legal Department

         RE:  REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         We have served as counsel to HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the proposed exchange offer (the "Exchange Offer") which is more fully described in the Registration Statement on Form S-4 (Commission File No. 333-_______) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 19, 2001 (the "Registration Statement"), to exchange the Company's 7 3/8% Senior Notes due 2006 and 8 3/8% Senior Notes due 2011 (collectively, the "Exchange Notes"), for an equal principal amount of the Company's outstanding 7 3/8% Senior Notes due 2006 and 8 3/8% Senior Notes due 2011, respectively (collectively, the "Private Notes"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined and are familiar with the originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the formation of the Company and the authorization and issuance of the Exchange Notes as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

HEALTHSOUTH Corporation
November 19, 2001
Page 2


         1. The Exchange Notes have been duly authorized; and

         2. Upon issuance, exchange and delivery of the Exchange Notes as contemplated in the Registration Statement, the Exchange Notes will be legally issued and will constitute the valid and binding obligations of the Company.

         We do hereby consent to the reference to our Firm in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                    Very truly yours,

                                    HASKELL SLAUGHTER YOUNG & REDIKER, L.L.C.



                                    By       /s/ Robert E. Lee Garner
                                       -----------------------------------------
                                                 Robert E. Lee Garner